UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 12, 2016
___________
DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35700 (Commission File Number)	45-4502447 (I.R.S. Employer Identification Number)
500 West Texas Suite 1200 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 13, 2016, Diamondback Energy, Inc. (“Diamondback Energy”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, acting on behalf of itself and as the representative of the several underwriters (the “Underwriters”). The Underwriting Agreement relates to a public offering by Diamondback Energy of 5,500,000 shares of its common stock (the “Firm Share Offering”) at a purchase price to the Underwriters of $87.2375 per share (the “Purchase Price”). Pursuant to the Underwriting Agreement, Diamondback Energy granted the Underwriters a 30-day option (the “Option”) to purchase up to 825,000 additional shares of its common stock at the Purchase Price (the “Optional Share Offering” and, together with the Firm Share Offering, the “Offering”), which option was exercised in full by the Underwriters on July 13, 2016. The Underwriters will offer the shares acquired in the Offering from time to time for sale in one or more transactions on the NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Diamondback Energy intends to use the estimated net proceeds from the Offering of approximately $551.7 million (after deducting underwriting discounts and commissions and estimated Offering expenses), together with cash on hand, to fund the Pending Acquisition (defined below under the heading “Other Events-Purchase Agreement”). In addition, Diamondback Energy intends to use any net proceeds that may become available if the Pending Acquisition is not consummated or the purchase price is reduced because Diamondback E&P LLC (“Diamondback E&P”), a wholly-owned subsidiary of Diamondback Energy, acquires less than all of the oil and natural gas assets subject to the Purchase Agreement (defined below under the heading “Other Events-Purchase Agreement”) to fund a portion of its exploration and development activities and for general corporate purposes, which may include leasehold interest and property acquisitions and working capital. The Offering closed on July 18, 2016.

The Underwriting Agreement contains customary representations, warranties and agreements of Diamondback Energy and other customary obligations of the parties and termination provisions. The Underwriting Agreement also provides for the indemnification by Diamondback Energy of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Offering was made pursuant to Diamondback Energy’s effective automatic shelf registration statement on Form S-3 (File No. 333-192099), filed with the Securities and Exchange Commission (the “SEC”) on November 5, 2013 (the “Shelf Registration Statement”), and a prospectus, which consists of a base prospectus, filed with the SEC on November 5, 2013, a preliminary prospectus supplement, filed with the SEC on July 13, 2016, and a final prospectus supplement, filed with the SEC on July 15, 2016 (collectively, the “Prospectus”).

Certain of the Underwriters and their affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for Diamondback Energy and its affiliates in the ordinary course of business for which they have received and would receive customary compensation.

The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 13, 2016, Diamondback Energy issued two press releases, one announcing the signing of the Purchase Agreement and providing an operational update and the other announcing the pricing of the Offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 8.01. Other Events.

Legal Opinion

In connection with the Offering, Diamondback Energy is filing a legal opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., attached as Exhibit 5.1 to this Current Report on Form 8-K, to incorporate such opinion by reference into the Shelf Registration Statement and into the Prospectus.

Purchase Agreement

Diamondback E&P entered into a definitive purchase agreement dated July 12, 2016, with an unrelated third party seller (the “Purchase Agreement”), to acquire leasehold interests in Reeves, Ward and Pecos counties, Texas, in the Southern Delaware

Basin, for an aggregate purchase price of $560.0 million, subject to certain adjustments (the “Pending Acquisition”). The Pending Acquisition includes 19,180 net acres, 19 gross producing vertical wells, 11 gross producing horizontal wells, saltwater disposal and gathering infrastructure and other related assets. Currently, based on information reported by the seller, net production attributable to the acreage Diamondback E&P has under contract is approximately 1,000 BOE/d and, based solely on Diamondback Energy’s internal estimates as of July 1, 2016, net proved reserves are approximately 2.2 MMBOE. The estimate of proved reserves is based on Diamondback Energy’s analysis of production data provided by the seller, as well as available geologic and other data, and Diamondback Energy may revise its estimate following its ownership of these properties. This reserve estimate has not been independently verified. Diamondback Energy intends to finance the Pending Acquisition with net proceeds from the Offering and cash on hand. The closing of the Pending Acquisition is scheduled to occur in September 2016. However, the Pending Acquisition remains subject to completion of due diligence and satisfaction of other closing conditions. There can be no assurance that Diamondback E&P will acquire all or any portion of the acreage subject to the Purchase Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
1.1*	Underwriting Agreement, dated July 13, 2016, by and between Diamondback Energy, Inc. and Credit Suisse Securities (USA) LLC.
5.1*	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
23.1*	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).
99.1**	Press release dated July 13, 2016 entitled “Diamondback Energy, Inc. Announces Accretive Entry into the Delaware Basin, Increases 2016 Production Outlook and Provides Operational Update.”
99.2**	Press release, dated July 13, 2016, entitled “Diamondback Energy Announces Pricing of Common Stock Offering.”

*	Filed herewith.
**	Furnished herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date: July 18, 2016	By: /s/ Teresa L. Dick
Teresa L. Dick
Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Exhibit
1.1*	Underwriting Agreement, dated July 13, 2016, by and between Diamondback Energy, Inc. and Credit Suisse Securities (USA) LLC.
5.1*	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
23.1*	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).
99.1**	Press release dated July 13, 2016 entitled “Diamondback Energy, Inc. Announces Accretive Entry into the Delaware Basin, Increases 2016 Production Outlook and Provides Operational Update.”
99.2**	Press release, dated July 13, 2016, entitled “Diamondback Energy Announces Pricing of Common Stock Offering.”

*	Filed herewith.
**	Furnished herewith.